Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Fund Servicing Agreement dated as of September 14, 2023, as amended, (the “Agreement”) is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add a fund and fee schedule to the Agreement; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for 1919 Investment Counsel, LLC attached hereto, is hereby added to the Agreement.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
ADVISOR MANAGED PORTFOLIOS    U.S. BANCORP FUND SERVICES, LLC
By:    /s/ Russell Simon        By:    /s/ Jason Hadler
Name:    Russell Simon        Name:    Jason Hadler
Title:    President        Title:    Sr. Vice President
Date:    December 15, 2023        Date:    December 18, 2023

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for 1919 Investment Counsel, LLC
to the
Advisor Managed Portfolios Fund Servicing Agreement

Name of Series
1919 Financial Services Fund
1919 Maryland Tax-Free Income Fund
1919 Socially Responsive Balanced Fund
1919 Variable Socially Responsive Balanced Fund

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule

Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ]million
[ ]basis points on the next $[ ]million
[ ]basis points on the next $[ ]billion
[ ]basis points on the next $[ ]billion
[ ]basis points on the balance
Minimum annual fee: $[ ]per fund
Additional fee of $[ ]for each additional class beyond two
Additional fee of $[ ]per manager/sub-advisor per fund
Additional fee of $[ ]for a Controlled Foreign Corporation (CFC)

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration (e.g., registration statement update)

Pricing Services**
$[ ]- Domestic Equities, Options, ADRs
$[ ]- Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates, Mortgage Backed Securities
$[ ]- CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
Bonds, Asset Backed Securities, High Yield Bonds
$[ ]- Bank Loans
$[ ]- Credit Default Swaps
$[ ]- Swaptions, Index Swaps
$[ ]- Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Corporate Action & Manual Pricing Services
$[ ]/Foreign Equity Security per Month for Corporate Action Service
$[ ]/Domestic Equity Security per Month for Corporate Action Service
$[ ]/Month Manual Security Pricing (>[ ]/day)

Fair Value Services (Charged at the Complex Level)**
$[ ]on the First [ ]Securities
$[ ]on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
$[ ]for the first fund (subject to Board approval)
$[ ]for each additional fund (subject to change based on Board review and approval)
$[ ]/sub-advisor per fund

SEC Modernization Requirements
■$ [ ]- per year, per Fund, Form N-PORT
■$ [ ]- per year, per Fund, Form N-CEN

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.
Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Fund Administration & Compliance Portfolio Services
Supplemental Services Fee Schedule

Additional Legal Administration Services
Subsequent new fund launch – $[ ]/project
Subsequent new share class launch – $[ ]/project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
Base fee – $[ ]/fund per year
Setup – $[ ]/fund group

Section 15(c) Reporting
$[ ]/fund per report – first class
$[ ]/additional class report

Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*
Minimum Fee Per CUSIP        $[ ]/year
NSCC Level 3 Accounts         $[ ]/open account
Active (No-Load and Load) Fund Accounts        $[ ]/open account
Closed/ Inactive Accounts         $[ ]/closed account

Services Included in Annual Minimum Fee Per CUSIP
Report Source - Client on-line access to fund and investor data.
NSCC System Interface
Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Activity Charges
Manual Shareholder Transaction & Correspondence    $[ ]/event
Omnibus Account Transaction     $[ ]/transaction
Telephone Calls     $[ ]/month base fee plus $[ ]/minute
Voice Response Calls     $[ ]/call
Daily Valuation/Manual 401k Trade     $[ ]/trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, inbound calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, shareholder/dealer print out (daily confirms, investor confirms, tax, checks, and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, and travel.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
FAN Web Premium (Fund Groups over [ ]open accounts)
−Implementation - $[ ]/fund group – includes up to [ ]hours of technical/BSA support
−Annual Base Fee - $[ ]/year
FAN Web Select (Fund Groups under [ ]open accounts)
−Implementation - $[ ]/fund group – includes up to [ ]hours of technical/BSA support
−Annual Base Fee - $[ ]/year
FAN Web Direct (API) – Quoted Separately
Customization - $[ ]/hour
Activity (Session) Fees:
−Inquiry - $[ ]/event
−Account Maintenance - $[ ]/event
−Transaction – financial transactions, reorder statements, etc. - $[ ]/event
−New Account Setup - $[ ]/event (Not available with FAN Web Select)
Strong Authentication:
−$[ ]/month per active FAN Web ID (Any ID that has had activity within the [ ]-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices. Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
Initial Implementation Site Setup Fee - $[ ]
Monthly Base Fee - $[ ]
Transaction Fees:
Inquiry - $[ ]/event
Maintenance - $[ ]/event
Transaction - $[ ]/event
New Account Establishment Setup - $[ ]/event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $[ ]/year
Per Record Charge
−Rep/Branch/ID - $[ ]
−Dealer - $[ ]
Price Files - $[ ]/record or $[ ]/user per month, whichever is less

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
−Inquiry - $[ ]/event
−Per broker ID - $[ ]/month per ID
Transaction Processing
−Implementation - [ ]/management company
−Transaction – purchase, redeem, exchange, literature order - $[ ]/event
−New Account Setup – $[ ]/event
−Monthly Minimum Charge - $[ ]/month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
Implementation Fees
−$[ ]/fund group
Vision Electronic Statements (Continued)
Load charges
−$[ ]/image
Archive charge (for any image stored beyond [ ]years)
−$[ ]/document
*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
BDS – Statement Storage & Retrieval
Setup: $[ ]/user
Support: $[ ]/user per month
Additional Data Delivery Services
Ad Hoc/ PowerSelect File Development
Setup: $[ ]/request (Includes up to [ ]hours of programming. If beyond, additional time will be $[ ]/ hour consultation and development.)
Support: $[ ]/file per month
Files can be scheduled for delivery via Report Source.
Custom Electronic File Exchange (DDS delivery of standard TIP files)
Setup: $[ ]one-time fee
Support: $[ ]/file per month
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−$[ ]implementation
−$[ ]/month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

−Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−$[ ]implementation
−$[ ]/ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−$[ ]implementation
−$[ ]/ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−$[ ]implementation
−$[ ]/ID per month
Automated Work Distributor (AWD) – Image and workflow application.
−$[ ]implementation
−$[ ]/ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−$[ ]implementation
−$[ ]/ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−$[ ]/month
Programming Charges
$[ ]/hour
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.)
Conversion programming
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.)
All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.
Transfer Agent Training Services
On-site at USBFS - $[ ]/day
At Client Location - $[ ]/day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[ ]/direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ]setup /fund group
$[ ]/month administration
$[ ]/received email correspondence

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[ ]/fund group per month
Literature Fulfillment Services*
Account Management
−$[ ]/month
Inbound Teleservicing Only
−Account Management - $[ ]/month
−Call Servicing - $[ ]/minute
Lead Conversion Reporting
−$[ ]/month
Closed Loop Reporting
−Account Management - $[ ]/month
−Database Installation, Setup - $[ ]/fund group
Out-of-Pocket Expenses
−Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
$[ ]/monthly report